Exhibit 99.1

Contact: Jane M. Forbes

770-829-8234 Voice

770-829-8267 Fax

investor.relations@globalpay.com

Global Payments Reports Third Quarter Earnings

ATLANTA, March 17, 2004 — Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended February 29, 2004. Revenue grew 30 percent to $162.6 million compared to $124.6 million in the prior year. This includes $18.3 million in revenue recorded in the current quarter as a result of our recent acquisitions, which primarily consists of DolEx and, to a lesser extent, the MUZO acquisition which was announced on February 20, 2004. Net income grew 36 percent to $16.5 million compared to $12.1 million in the prior year quarter and diluted earnings per share grew 31 percent to $0.42 compared to $0.32 in the prior year quarter.

For the nine months ending February 29, 2004, revenue grew 17 percent to $447.5 million compared to $381.8 million in the prior year period. Net income grew 24 percent to $50.1 million from $40.3 million in the prior year period and diluted earnings per share grew 21 percent to $1.29 from $1.07 in the prior year period, excluding a restructuring charge of $2.9 million, net of tax or $0.07 per share in the current year period. Year-to-date GAAP net income and diluted earnings per share were $47.2 million and $1.22, respectively.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “This quarter marks our official entrance into the growing European payments market through our acquisition of MUZO, and we are excited about the expansion opportunities it will provide to us throughout this region. We are delighted with our strong quarterly results, which were primarily driven by high-teen transaction growth in our ISO and domestic direct distribution channels. In addition, we now have a full quarter of DolEx included in our results and are very pleased with the performance of this important channel. Lastly, we continue to gain operating leverage through greater economies of scale and the ongoing consolidation of operating functions. As a result, we are raising our fiscal 2004 annual revenue guidance of $597 million to $617 million to a range of $610 million to

-More

Global Payments Reports Third Quarter Earnings

March 17, 2004

Comments and Outlook, continued

$620 million, reflecting growth of 18 percent to 20 percent versus $516 million in fiscal 2003. In addition, we are raising our fiscal 2004 annual diluted earnings per share guidance of $1.66 to $1.73 to a range of $1.71 to $1.74, reflecting growth of 20 percent to 22 percent versus prior year results of $1.43 per share, excluding restructuring charges.”1

Conference Call

Global Payments will hold a conference call on March 18, 2004 at 10:30 a.m. EST to discuss financial results and business highlights. The conference call can be accessed by calling 1-888-428-4480 (U.S.) or 1-651-291-5254 (internationally), or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through March 31, 2004.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America and Europe. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, check guarantee, check verification and recovery, as well as terminal management and money transfer services. For additional information about the company and its services, visit www.globalpaymentsinc.com.

[1]	The fiscal 2003 diluted earnings per share of $1.41 on a GAAP basis reflects restructuring charges of $0.8 million, net of tax, or $0.02 diluted earnings per share. Restructuring charges through the nine month period ended February 29, 2004 were $2.9 million, net of tax, or $0.07 diluted earnings per share. We anticipate to incur additional restructuring charges during the balance of fiscal 2004, relating to the activities announced in our fourth quarter of fiscal 2003.

###

This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including, but not limited to, our most recent report on Form 10-Q. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended February 29/28,
	2004	2003
Revenues	$162,560	$124,573

Operating expenses:
Cost of service	71,773	62,682
Sales, general and administrative	60,355	40,108

	132,128	102,790

Operating income	30,432	21,783

Other income (expense):
Interest and other income	466	219
Interest and other expense	(2,337)	(1,172)
Minority interest	(2,198)	(1,505)

	(4,069)	(2,458)

Income before income taxes	26,363	19,325
Provision for income taxes	9,860	7,228

Net income	$16,503	$12,097

Earnings per share:
Basic	$0.44	$0.33

Diluted	$0.42	$0.32

Weighted average shares outstanding:
Basic	37,725	36,993
Diluted	39,329	37,894

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Nine Months Ended February 29/28,
	2004	2003
Revenues	$447,471	$381,762

Operating expenses:
Cost of service	201,209	193,963
Sales, general and administrative	157,842	116,945
Restructuring	4,703	—

	363,754	310,908

Operating income	83,717	70,854

Other income (expense):
Interest and other income	1,219	733
Interest and other expense	(3,972)	(3,380)
Minority interest	(5,564)	(3,842)

	(8,317)	(6,489)

Income before income taxes	75,400	64,365
Provision for income taxes	28,200	24,072

Net income	$47,200	$40,293

Earnings per share:
Basic	$1.26	$1.09

Diluted	$1.22	$1.07

Weighted average shares outstanding:
Basic	37,444	36,914
Diluted	38,832	37,769

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	February 29, 2004	May 31, 2003
	(Unaudited)
Assets
Cash and cash equivalents	$85,890	$38,010
Accounts receivable, net	47,932	44,929
Claims receivable, net	631	608
Net settlement processing receivable	79,637	68,070
Other current assets	19,696	10,486

Current assets	233,786	162,103

Property and equipment, net	92,400	51,785
Goodwill	327,401	161,216
Intangible assets, net	187,769	137,898
Other assets	10,519	5,132

Total assets	$851,875	$518,134

Liabilities & Shareholders’ Equity
Line of credit	$161,000	$—
Line of credit with related party	82,701	33,900
Accounts payable and other accrued liabilities	79,320	61,405
Obligations under capital leases	1,161	1,456

Current liabilities	324,182	96,761

Notes payable	11,994	—
Obligations under capital leases	2,370	3,251
Other accrued liabilities	53,115	28,455

Total liabilities	391,661	128,467

Minority interest in equity of subsidiaries	31,893	23,241
Shareholders’ equity	428,321	366,426

Total liabilities & shareholders’ equity	$851,875	$518,134

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Nine Months Ended February 29/28,
	2004	2003
Cash flows from operating activities:
Net income	$47,200	$40,293
Non-cash items
Restructuring	387	—
Depreciation and amortization	25,101	24,226
Minority interest in earnings	5,564	3,842
Other, net	5,840	7,769
Changes in working capital, which provided (used) cash
Settlement processing	(17,885)	(30,877)
Other, net	2,600	7,608

Net cash provided by operating activities	68,807	52,861

Cash flows from investing activities:
Capital expenditures	(15,042)	(12,707)
Business acquisitions, net of cash acquired	(94,965)	(1,153)

Net cash used in investing activities	(110,007)	(13,860)

Cash flows from financing activities:
Net borrowings (payments) on line of credit	161,000	(22,000)
Net borrowings on line of credit restricted for merchant funding	48,801	—
Principal payments under capital leases and other notes	(115,694)	(1,991)
Net stock issued to employees under stock plans and dividends	164	(965)
Distributions to minority interests	(6,674)	(5,340)

Net cash provided by (used in) financing activities	87,597	(30,296)

Effect of exchange rate changes on cash	1,483	1,469

Increase in cash and cash equivalents	47,880	10,174
Cash and cash equivalents, beginning of period	38,010	19,194

Cash and cash equivalents, end of period	$85,890	$29,368

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Nine Months Ending February 29, 2004
	Normalized	Restructuring[1]	GAAP
Revenue	$447,471	$—	$447,471

Operating expenses:
Cost of service	201,209	—	201,209
Sales, general and administrative	157,842	—	157,842
Restructuring	—	4,703	4,703

	359,051	4,703	363,754

Operating income	88,420	(4,703)	83,717

Other income/(expense)
Interest and other income	1,219	—	1,219
Interest and other expense	(3,972)	—	(3,972)
Minority interest in earnings	(5,564)	—	(5,564)

	(8,317)	—	(8,317)

Income before income taxes	80,103	(4,703)	75,400
Provision for income taxes	29,959	(1,759)	28,200

Net income	$50,144	$(2,944)	$47,200

Basic shares	37,444	—	37,444
Basic earnings per share	$1.34	$(0.08)	$1.26

Diluted shares	38,832	—	38,832
Diluted earnings per share	$1.29	$(0.07)	$1.22

[1]	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.